Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SEC REPORTING PURPOSES

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Janey Ahn, Benjamin Archibald, Aaron Wasserman, Jessica Holly, Gladys Chang, Charles Park, Tricia Meyer, Diana Huffman, Benjamin Niehaus, Emma Vincent, Kayla Solis-Breedlove, and Alessandra Mijarez of BlackRock, Inc., and Elliot Gluck, Anthony Geron, Marc Lederer, and Robert Harrington of Willkie Farr & Gallagher LLP, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to, with respect to each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time (each, a “Company”):

(1)
obtain credentials (including, but not limited to, obtaining the Central Index Key (“CIK”) and the CIK confirmation code (“CCC”) from the Securities and Exchange Commission (“SEC”)) to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC via the Electronic Data Gathering and Retrieval (“EDGAR”) system, including (i) preparing, executing in the undersigned’s name and on the undersigned’s behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purposes of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;
(2)
act as, or designate, an account administrator for the undersigned’s EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;
(3)
cause a Company to accept a delegation of authority from the undersigned’s EDGAR account administrators and authorize such Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;
(4)
execute for, and on behalf of, the undersigned, in the undersigned’s capacity as an officer and/or director of any Company, Forms 3, 4 and 5 relating to such Company in accordance with Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);
(5)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in a Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

(6)
do and perform any and all acts for, and on behalf of, the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Form 144, and any amendments thereto, or other required report and file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and
(7)
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.
(8)
The undersigned hereby acknowledges that:
(a)
this Limited Power of Attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Willkie Farr & Gallagher LLP or BlackRock, Inc. or its affiliates (as the case may be) and shall otherwise remain in full force and effect unless revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact;
(b)
the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned;
(c)
this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
(d)
any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable;
(e)
no Company nor any attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
(f)
this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act or the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act; and
(g)
the undersigned ratifies and confirms that any action taken by any of the above attorneys-in-fact prior to the date hereof that would be authorized hereby if the same had been taken on or after the date hereof.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 15th day of December, 2025.

By:	/s/ Kenan Cem Inal
Print:	Kenan Cem Inal

Annex A

BlackRock Enhanced Equity Dividend Trust